Exhibit 10.3

FIRST AMENDMENT

TO

EXECUITVE EMPLOYMENT AGREEMENT

This First Amendment ("Amendment") to the Amended and Restated Executive Employment Agreement ("Agreement") is made as of the 24th day of May, 2017 by and between Howard Bank ("Bank") a Maryland-chartered trust company and Steven M Poynot ("Executive"), a resident of the State of Maryland.

WHEREAS on March 12, 2017 the bank entered in the Agreement and

WHEREAS the parties hereto desire to amend Section 3.1 of the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual benefits to be derived hereunder, adequacy of such consideration being hereby acknowledged by the parties, the parties agree as follows:

1.            Section 3.1 of the Agreement is deleted in its entirety and replaced with the following new Section 3.1

3.1           TERM. The current term of this Agreement will conclude on March 31, 2018. The initial term and any renewals thereof are referred to as the “Term.” Commencing on March 31, 2018 and continuing on each March 31st, thereafter (in each case the “Renewal Date”), unless written notice of non-renewal is provided to the Executive at least sixty (60) days prior to such Renewal Date. Commencing prior to 60 day period prior to the Renewal Date, the disinterested members of the Board (or a Committee comprised solely of disinterested members) will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board’s (or Committee’s) meeting. In the event this Agreement expires due to non renewal, this Agreement and Employee’s employment shall terminate on the expiration date of this Agreement.

2.            AGREEMENT. The remainder of the Agreement remains unchanged.

3.            NOTICE. All notices and other communications required or permitted under this Amendment will be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, will be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice will be deemed effective when delivered or transmitted. All notices and other communications under this Amendment must be given to the parties hereto at the following addresses:

If to the Employer:

Howard Bank

6011 University Boulevard

Suite 370

Ellicott City, MD 21043

Attn: Chief Executive Officer, Lead Independent Director and Governance Committee Chair

With copy to:

Frank C. Bonaventure, Jr.

Baker Donelson

100 Light Street

Baltimore, Maryland 21202

If to the Executive:

Steven M. Poynot

2419 Valley View Way

Ellicott City, MD 21043

4.            APPLICABLE LAW. This Amendment will be construed and enforced under and in accordance with the laws of the State of Maryland. The parties agree that any appropriate state court located in Howard County, Maryland, will have jurisdiction of any case or controversy arising under or in connection with this Amendment and will be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

5.            INTERPRETATION. Words importing the singular form shall include the plural and vice versa. The terms “herein”, “hereunder”, “hereby”, “hereto”, “hereof” and any similar terms refer to this Amendment. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and will not constitute part of this Amendment or affect its meaning, construction or effect.

6.            ENTIRE AGREEMENT. This Amendment embodies the entire and final agreement of the parties on the subject matter stated in the Amendment. No amendment or modification of this Amendment will be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Amendment are hereby expressly terminated.

[Signature Page Follows]

IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Amendment as of the date first shown above.

Employer:

HOWARD BANK

By:	/s/ Mary Ann Scully
Mary Ann Scully
Chief Executive Officer

Executive:

/s/ Steven M. Poynot
Steven M. Poynot